(Exhibit 23.3)

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 25, 1999 relating to the financial statements as of December 31, 1998 and for the two years ended December 31, 1998, which appears in Optika, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/  PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP

Broomfield, Colorado
July 25, 2000